UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

FARMER BROS. CO.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On November 21, 2016, Farmer Bros. Co. issued the following statement.

Stockholders and Industry Analysts Voice Significant Support

for Farmer Bros. Co.’s Turnaround Plan and Leadership Team

Voting “FOR” the Company’s Nominees is Voting “FOR” Stockholder Value Creation and Improved

Operational and Financial Performance

The Board Urges Stockholders to Protect Their Investment by Voting “FOR” Each of Farmer Bros.’ Highly

Qualified Director Nominees on the GOLD Proxy Card

FT. WORTH, Texas – November 21, 2016 – Farmer Bros. Co. (NASDAQ: FARM, the “Company” or “Farmer Bros.”) today mailed a letter to its stockholders in connection with the Company’s upcoming 2016 Annual Meeting of Stockholders to be held on December 8, 2016.

Highlights from the letter include:

•	Industry analysts and Farmer Bros. stockholders recognize the Company’s significant progress and stockholder value creation under the current Board of Directors and management team, and have applauded:

•	The Company’s new customer wins and expansion of existing customer accounts that are driving green coffee pound volume increases;

•	Successful and ongoing execution of a corporate relocation that is generating efficiencies and cost savings; and

•	A turnaround plan that is leading to improvements in Farmer Bros.’ profitability.

•	The current Farmer Bros. Board, including the Board’s three highly-qualified nominees, is actively engaged and collectively represents a strong mix of independence, executive experience, industry expertise, deep understanding of the Company’s business, Farmer family representation and stockholder perspective.

•	The current team is delivering superior value for stockholders through a successful turnaround that has driven an increase in the Company’s stock price of over 225%, representing over $400 million in value creation for all stockholders.

•	The future of Farmer Bros. and your investment are at risk because the election of the Waite Group’s three hand-picked nominees, combined with Farmer family representatives already on the Board, would effectively lead to a change of control of the Board and Farmer Bros. and the removal of the current successful management team.

The full text of the letter being mailed to stockholders follows:

November 21, 2016

Dear Farmer Bros. Co. Stockholder:

At the upcoming Farmer Bros. 2016 Annual Meeting of Stockholders, you will be faced with an important decision regarding the value of your investment and the future of Farmer Bros. Over the last few weeks, we have detailed how Farmer Bros. has the right Board of Directors, the right management team and the right plan in place to continue to drive the Company’s success and to deliver superior value to all stockholders.

With a proven track record of driving growth and taking decisive action to ensure the long-term success of the Company, the current Farmer Bros. Board and management team are well positioned to guide Farmer Bros. into the future and maximize value for all stockholders.

Don’t just take our word for it. We urge you to listen to industry analysts and other Farmer Bros. stockholders who recognize the Company’s significant progress and stockholder value creation under the current Board and management team.

INDEPENDENT INDUSTRY ANALYSTS AND STOCKHOLDERS HAVE APPLAUDED THE

COMPANY’S LEADERSHIP AND TURNAROUND PLAN…

“Mr. Keown and his team have, over the last four years, begun to tackle the problems created by the Farmer family’s poor operation of the business in the years preceding his hiring.” - Grand Slam Asset Management, 5 September 2016

“New management is working through a turnaround to make the company’s operations and distribution more efficient, which is driving higher margins. The company turned profitable for the first time in FY2014 after nine years of losses, and we believe it is entering into a new growth phase characterized by a clear growth strategy to drive sales and a disciplined plan to boost margins.” - Lake Street Capital Markets, 8 November 2016

“The company appears to be better positioned to win business which is clearly translating into above industry growth coffee volume as is evidenced by three quarters of volume gains in the high single to low double digit range.” - B. Riley, 8 November 2016

“Farmer is better positioned to add sizeable national customers in the next several years due to the appeal of its wide range of products…In addition, we think Farmer will better streamline operations from previous acquisitions that were poorly integrated, and look for supply chain rationalization that will support incremental EPS growth.” - Sidoti, 16 August 2016

…AND ARE SUPPORTIVE OF THE COMPANY’S CORPORATE RELOCATION…

“After reviewing the [Waite Group’s] material, we remain supportive of the efforts and investments made to relocate the company and are equally supportive of the Board’s three nominees that bring deep industry and managerial experience.” – B. Riley, 4 November 2016

“Margins have expanded in five straight quarters due to efficiencies gains as the company moved out of its Torrance, CA facility…We believe this will allow Farmer Bros. to compete for large, lucrative national accounts. In fact, the company has won several new customers recently.” - Lake Street Capital Markets, 13 September 2016

“The move to a location central to the nationwide customer base will propel more-efficient manufacturing capacity to support growth, which management expects to result in $18-$20 million of annual savings. By our model, this will result in a return on investment of 21%-26%. In addition to attractive tax incentives, the new facility is only about 300 miles to the Port of Houston, where most of the coffee Farmer roasts enters the U.S.” - Sidoti, 16 August 2016

“Profit margins are benefiting from the transition of production from the closed Torrance roasting facility to Houston, as well as various supply chain productivity improvements…With further efficiencies anticipated as the new production facility comes onstream in 1H 2017, we look for rapid sustained earnings growth over the next several years.” - Roth Capital Partners, 26 May 2016

…AND RECOGNIZE HOW OUR ACTIONS ARE DRIVING IMPROVED OPERATIONAL AND

FINANCIAL PERFORMANCE AND CREATING STOCKHOLDER VALUE…

“Overall, we continue to believe that the company is in the early innings of a significant growth opportunity that should pay off for long-term investors.” - Lake Street Capital Markets, 8 November 2016

“We expect that the company’s productivity initiatives and anticipated volume increases as well as consolidation of production into a new facility will generate significant profit margin improvement and earnings growth over the next few years.” - Roth Capital Partners, 13 September 2016

“We believe FARM is benefitting from an acceleration of bidding activity following purposeful scaled back selling efforts for the corporate relocation. We believe it is proving to be a more effective competitor and is taking share.” - B. Riley, 8 November 2016

…AND INCLUDE THE SUPPORT OF A MEMBER OF THE FOUNDING FARMER FAMILY AND

CO-TRUSTEE OF NUMEROUS FARMER FAMILY TRUSTS

“I believe the management team is executing the right strategy to position Farmer Bros. Co. to better compete and grow the business long-term and to honor the principles established by my grandfather when he founded the Company and upheld by my father when he ran the Company. Further, I recognize and appreciate the significant improvements across the Company’s operations that have already been made, which have resulted in substantial increases in the Company’s stock price…I look forward to supporting the Company’s Board nominees at the upcoming 2016 Annual Meeting of Stockholders.” - Richard Farmer, Ph.D., 4 October 2016

VOTING “FOR” THE COMPANY’S NOMINEES IS VOTING “FOR” STOCKHOLDER VALUE

CREATION AND IMPROVED OPERATIONAL AND FINANCIAL PERFORMANCE

By voting “FOR” the Company’s nominees, you are supporting the current Board and management team, who are…

•	Delivering superior value for all stockholders through a successful turnaround that has driven an increase in the Company’s stock price of over 225%, representing over $400 million in value creation for all stockholders;

•	Executing a thoroughly planned corporate relocation that is expected to rationalize and simplify the Company’s supply chain and produce annualized cost savings of approximately $18 million to $20 million; and

•	Enhancing governance and bringing fresh perspectives to the Board under a new independent Chairman appointed in 2015, with five new directors who were added in the past five years, ensuring that the Board has the right mix of independence, experience, expertise, company knowledge and Farmer family representation to deliver value to all stockholders.

In stark contrast, the Waite Group has presented no reason for change, has offered no plan for the future and its unqualified, hand-picked nominees would…

•	Remove the successful management team and derail a proven turnaround strategy that is delivering strong operational and financial results and superior stockholder value;

•	Return to a time when the Board allocated capital to dividends at the same time the Company was accumulating significant financial losses;

•	Rely on the oversight of the Waite Group’s three unqualified, hand-picked nominees who have personal ties that would compromise the independence of the Board, add no value to the Board and lack the necessary experience to enhance stockholder value; and

•	Give control of the Board and Company to select members of the Farmer family who the Board believes are singularly focused on taking over the Board and the Company for personal interest.

THE ANNUAL MEETING IS FAST APPROACHING –

PROTECT YOUR INVESTMENT BY VOTING TODAY

The current Board, including the Board’s three nominees, and management team have driven improvements in the Company’s operational and financial performance and delivered superior value creation to stockholders. The value of your investment and the future of Farmer Bros. depend on the management team continuing to successfully execute its proven turnaround plan, under the direction of a Board that is highly engaged and has the right mix of independence, C-level executive experience, industry expertise, knowledge of the Company and Farmer family representation and is focused on the interests of ALL stockholders.

It is clear that the Waite Group fails to provide any plan for the Company’s future or any changes to the Company’s current operating model or strategic decisions that would enhance stockholder returns. Electing ANY of the Waite Group nominees effectively puts control of the Board in the Waite Group’s hands, puts the Company’s leadership at risk and would derail the Company’s proven turnaround plan.

We are confident that the current Farmer Bros. Board, including our three nominees – Michael H. Keown, Charles F. Marcy and Christopher P. Mottern – is well positioned to guide the Company into the future and maximize value for all stockholders. Please protect the future of your investment by voting the GOLD proxy card TODAY.

We encourage you to vote today by signing and dating the enclosed GOLD proxy card and returning it in the postage-paid envelope provided,

or by voting over the Internet or by telephone.

On behalf of your Board of Directors, we thank you for your continued support.

Sincerely,

/s/ Randy E. Clark

Randy E. Clark

Chairman of the Board

Your Vote Is Important, No Matter How Many or How Few Shares You Own

If you have any questions or require any assistance with respect to voting your shares, please contact the Company’s proxy solicitor at the contact listed below:

470 West Avenue

Stamford, Connecticut 06902

Stockholders Call Toll Free: (800) 662-5200

Banks and Brokers Call Collect: (203) 658-9400

About Farmer Bros. Co.

Founded in 1912, Farmer Bros. Co. is a national coffee roaster, wholesaler and distributor of coffee, tea and culinary products. The Company’s product lines include organic, Direct Trade and sustainably-produced coffee. With a robust line of coffee, hot and iced teas, cappuccino mixes, spices, and baking/biscuit mixes, the Company delivers extensive beverage planning services and culinary products to its U.S. based customers. The Company is a direct distributor of coffee to restaurants, hotels, casinos, offices, quick service restaurants, convenience stores, healthcare facilities and other foodservice providers, as well as private brand retailers.

Headquartered in Fort Worth, Texas, Farmer Bros. Co. generated net sales of over $500 million in fiscal 2016 and has approximately 1,600 employees nationwide. The Company’s portfolio features a wide range of coffees including Farmer Brothers®, Artisan Collection by Farmer Brothers™, Metropolitan™, Superior®, Cain’s™ and McGarvey®.

Forward-looking Statements

Certain statements in this communication constitute “forward-looking statements.” When used in this communication, the words “will,” “expects,” “anticipates,” “estimates” and “believes,” and similar expressions and statements that are made in the future tense or refer to future events or developments, are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the expected cost savings relating to the Company’s corporate relocation. These statements are based on management’s current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact; actual results may differ materially due in part to the risk factors set forth in our most recent annual, periodic and current reports filed with the SEC.

Undue reliance should not be placed on the forward-looking statements in this communication, which are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements.

Important Additional Information and Where to Find It

Farmer Bros. Co. has filed a definitive proxy statement and accompanying GOLD proxy card with the SEC in connection with the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s 2016 Annual Meeting. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Company’s definitive proxy statement, including the schedules and appendices thereto.

THE COMPANY URGES ITS INVESTORS AND STOCKHOLDERS TO READ CAREFULLY AND IN THEIR ENTIRETY THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS OR AMENDMENTS), THE ACCOMPANYING GOLD PROXY CARD AND ANY OTHER DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Farmer Bros. Co., certain of its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s 2016 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s definitive proxy statement for its 2016 Annual Meeting. To the extent holdings of the Company’s securities have changed since the amounts set forth in the Company’s definitive proxy statement for the 2016 Annual Meeting, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Form 4 or Annual Statements of Changes in Beneficial Ownership of Securities on Form 5 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov.

Copies of the definitive proxy statement (including any supplements or amendments), the accompanying GOLD proxy card, and any other documents filed by the Company with the SEC are available free of charge at the SEC’s website at www.sec.gov. Copies are available free of charge at the Investor Relations section of the Company’s website at www.farmerbros.com.

Additional Information

INVESTOR CONTACT:

Isaac N. Johnston, Jr.

(682) 549-6663

Tom Ball / Mike Verrechia

Morrow Sodali

(203) 658-9400

MEDIA CONTACT:

Kelly Sullivan / Ed Trissel / Leigh Parrish

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449